EXHIBIT 99.1

Global Signal Inc. Announces First Quarter 2006 Results

First Quarter Highlights

•	Adjusted EBITDA increased to $58.9 million, or $0.84 per diluted common share; net loss of $35.1 million, or $0.51 per diluted common share, attributable primarily to a $21.1 million loss on early retirement of debt associated with the issuance of our February 2006 mortgage loan, increases in non-cash depreciation, amortization and accretion incurred with respect to the Sprint sites discussed below and interest expense related to the financing of these Sprint sites.

•	Adjusted FFO increased to $33.3 million or $0.47 per diluted common share.

•	Increased quarterly dividend 5% to $0.525 per share in the first quarter of 2006, compared to $0.50 in the fourth quarter of 2005 and 31% compared to $0.40 in the first quarter of 2005.

Sarasota, Florida, May 9, 2006 – Global Signal Inc. (NYSE: GSL) today reported a net loss for the quarter ended March 31, 2006, of $35.1 million, or $0.51 per diluted common share, compared with net income of $3.9 million, or $0.07 per diluted common share for the first quarter of 2005. The net loss incurred during the first quarter of 2006 is primarily due to a loss on the early retirement of debt of $21.1 million associated with the issuance of our February 2006 mortgage loan and associated debt repayments, as well as increases in non-cash depreciation, amortization and accretion incurred with respect to the Sprint sites acquired on May 26, 2005, and the interest expense related to the financing of these sites.

For the quarter ended March 31, 2006, Adjusted EBITDA (as defined below in Non-GAAP Measures – Adjusted EBITDA) increased to $58.9 million, or $0.84 per diluted common share, which represents a per share increase of 42% from our Adjusted EBITDA per diluted common share of $0.59 in the first quarter of 2005. On a sequential quarter basis, Adjusted EBITDA per share increased 5% from our Adjusted EBITDA in the fourth quarter of 2005 of $0.80 per diluted common share.

Adjusted FFO (as defined below in Non-GAAP measures – Adjusted Funds From Operations) for the quarter ended March 31, 2006, increased to $33.3 million, or $0.47 per diluted common share, which represents a per share increase of 18% from our Adjusted FFO per diluted common share of $0.40 in the first quarter of 2005. On a sequential basis, Adjusted FFO per share increased 9% from our Adjusted FFO in the fourth quarter of 2005 of $0.43 per diluted common share.

For the quarter ended March 31, 2006, we paid a dividend of $0.525 per share of common stock. This represented a 31% increase over the dividend per share we paid with respect to the first quarter of 2005 of $0.40 per share of common stock and a sequential increase of 5% over the dividend we paid for the fourth quarter of 2005. We ended the quarter with $184.0 million of cash

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and cash equivalents excluding $38.6 million of restricted cash associated with our mortgage loans.

Wesley R. Edens, Chairman, commented, “We had a solid first quarter and a strong start to the year. The tower industry fundamentals remain terrific as our wireless customers continue to add new sites to their networks to support their subscriber growth and new technologies. Our tower assets are well positioned to capture a strong share of the new leasing activity.”

Capital Market Activities

On February 28, 2006, we issued $1.55 billion of commercial pass through mortgage-backed securities to provide fixed rate financing (the “February 2006 mortgage loan”) for (i) the Sprint sites transaction, (ii) the communications sites we have acquired since April 2005, and (iii) to refinance our February 2004 mortgage loan. After repaying the associated outstanding indebtedness of approximately $1.4 billion, we received proceeds of approximately $145.5 million which was or will be used to pay expenses related to the February 2006 mortgage loan, to fund impositions and other reserves related to the February 2006 mortgage loan, to pay prepayment penalties associated with the February 2004 mortgage loan and to provide funds for working capital and general corporate purposes, including potential future acquisitions. In connection with the repayment of the Sprint Bridge Loan, our acquisition credit facility and our February 2004 mortgage loan, we incurred a loss on the early extinguishment of debt of $21.1 million in the first quarter of 2006. The February 2006 mortgage loan requires payments of interest at a weighted average interest rate of approximately 5.7% until its repayment date in February 2011. The effective interest rate on the February 2006 mortgage loan, including the benefit from terminating the 2005 interest rate swaps which qualified for hedge accounting and the amortization of estimated deferred debt issuance costs, is approximately 5.5%.

Investment Activity

During the first quarter of 2006, we invested $18.9 million to acquire 10 wireless communications sites and to acquire fee interests or permanent or long-term easements in the real estate under 109 of our towers where we previously had a leasehold interest.

Wireless Communication Towers

Global Signal’s wireless communication sites are principally located in major metropolitan areas and alongside major highways throughout the United States. As of March 31, 2006, we owned, leased or managed approximately 11,000 wireless communications sites with over 73% of our towers located in the 100 largest U.S. BTAs. In addition, as of March 31, 2006, over 80% of Global Signal’s revenue was generated from wireless telephony service providers and investment grade tenants.

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Business Strategy

Our business strategy is to grow our dividend, Adjusted EBITDA and Adjusted FFO by:

(1)	organically adding additional tenants to our existing towers;

(2)	acquiring towers with existing telephony tenants in locations where we believe there are opportunities for organic growth; and

(3)	financing these newly acquired towers on a long-term basis using equity combined with low-cost fixed-rate debt obtained through the issuance of mortgage-backed securities.

Conference Call

Management will conduct a conference call on May 9, 2006, to review the financial results for the three months ended March 31, 2006. The conference call is scheduled for 3:00 p.m. Eastern time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing (866) 323-2841 (from within the U.S.) or (706) 643-3330 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Global Signal First Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis on our website at www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the Internet broadcast. A replay of the web cast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 p.m. Eastern time on Tuesday, May 16, 2006 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference access code “8455782”.

About Global Signal

Global Signal owns, leases or manages approximately 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal or to be added to our e-mail distribution list, please visit www.gsignal.com.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to our ability to deploy capital, close accretive acquisitions, close dispositions of under-performing sites, close acquisitions under letters of intent and purchase agreements, anticipate, manage and address industry trends and their effect on our business, the rate and timing of the deployment of new wireless communications systems and equipment by our customers, whether we successfully address other future technological changes in the wireless industry, consolidation amongst our customers and the impact it will have on our customers leases at our sites and the timing of such impact, pay or grow dividends, generate growth organically or through acquisitions, secure financing and increase revenues, Adjusted EBITDA and/or Adjusted FFO (“AFFO”) and add telephony tenants; and statements relating to the integration of, the timing of such integration and final cost of the Sprint transaction (including fees and expenses), the incremental costs of operating the Sprint sites and how the proceeds of future financing will be used. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,”

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“will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, failure to successfully and efficiently integrate the Sprint sites into our operations, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, a decrease in the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and wireless communications industries in the regions where our sites are located, consolidation in the wireless industry and changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, the terms of our leases, integration of or enhancements to new software systems, our ability to compete, competing technologies, equipment and software developments, our ability to modify our towers, our ability to obtain or refinance credit facilities and mortgage loans on favorable terms, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, secure financing and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other equipment, our ability to qualify as a REIT, REIT distributions requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs and other risks detailed from time to time in Global Signal’s SEC reports including its Form 10-K for 2005 filed on March 16, 2006 and other filings with the SEC. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Such forward looking statements speak only as of the date they are made, and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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GLOBAL SIGNAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Revenues	$120,922	$53,798
Direct site operating expenses (excluding depreciation, amortization and accretion)	53,202	15,823

Gross margin	67,720	37,975

Other expenses:
Selling, general and administrative (including $(10) and $318 of non-cash stock-based compensation (income) expense, respectively)	11,100	6,756
Sprint sites integration costs	254	—
State franchise, excise and minimum taxes	525	174
Depreciation, amortization and accretion	44,270	17,389

	56,149	24,319

Operating income	11,571	13,656
Interest expense, net	24,647	10,201
Gain on derivative instruments	(176)	—
Loss on early extinguishment of debt	21,102	—
Other income	45	(103)

Income (loss) from continuing operations before income tax benefit (expense)	(34,047)	3,558
Income tax benefit (expense)	(37)	525

Income (loss) from continuing operations	(34,084)	4,083
Income (loss) from discontinued operations	(503)	(169)

Income (loss) before gain (loss) on sale of properties	(34,587)	3,914
Gain (loss) on sale of properties	(499)	(18)

Net income (loss)	$(35,086)	$3,896

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.49)	$0.08
Loss from discontinued operations	(0.01)	(0.01)
Loss on sale of properties	(0.01)	—

Net income (loss)	$(0.51)	$0.07

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.49)	$0.08
Loss from discontinued operations	(0.01)	(0.01)
Loss on sale of properties	(0.01)	—

Net income (loss)	$(0.51)	$0.07

Dividends declared per common share	$0.525	$0.400

Weighted average number of common shares outstanding:
Basic	69,378	52,023

Diluted	69,378	53,935

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GLOBAL SIGNAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2006	December 31, 2005
Assets	(unaudited)
Current assets
Cash and cash equivalents	$183,992	$47,793
Accounts receivable, net	2,689	2,360
Other current assets	37,932	59,539

Total current assets	224,613	109,692
Long-term assets
Cash and cash equivalents-restricted	38,607	20,232
Fixed assets, intangibles and other assets	2,143,421	2,158,888

Total long-term assets	2,182,028	2,179,120

Total assets	$2,406,641	$2,288,812

Liabilities and Stockholders’ Equity
Liabilities
Current liabilities	$115,141	$98,176
Current portion of long-term debt	576	538
Long-term debt, net of current portion	1,844,067	1,693,058
Other long-term liabilities	51,102	43,851

Total liabilities	2,010,886	1,835,623
Stockholders’ equity	395,755	453,189

Total liabilities and stockholders’ equity	$2,406,641	$2,288,812

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Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest, income tax benefit (expense), depreciation, amortization and accretion, gain or loss on early extinguishment of debt, non-cash stock based compensation expense, Sprint integration costs, straight-line revenues, straight-line rent expense, gain or loss on sale of properties, gain or loss on derivative instruments and asset impairment charges. Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States, or “GAAP.”

We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•	one of the key elements of our business strategy is to grow adjusted EBITDA;

•	it is one of the primary measures used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our tenant leases, our ability to obtain and maintain our customers and our ability to operate our leasing business effectively;

•	it is widely used in the wireless tower industry to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets; and

•	we believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Our management uses Adjusted EBITDA:

•	in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;

•	for planning purposes, including the preparation of our annual operating budget;

•	as a valuation measure in strategic analyses in connection with the purchase and sale of assets;

•	with respect to compliance with our revolving credit agreement, we are required to maintain certain financial ratios based on Consolidated EBITDA, which is equivalent to Adjusted EBITDA except that Consolidated EBITDA, (i) annualizes the Adjusted EBITDA contribution from newly acquired towers until such towers have been owned for twelve months, (ii) excludes gains or losses on foreign currency exchange and certain other non-cash charges, and (iii) includes Sprint integration costs; we expect any future credit facilities we obtain to contain similar financial ratios based on Consolidated EBITDA; and

•	as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital

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structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation, amortization and interest expense, that directly affect our net income or loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

The table below shows Adjusted EBITDA for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31
	2006	2005
	(in thousands)
Net Income (Loss)	$(35,086)	$3,896

Depreciation, amortization and accretion(1)	44,463	17,558
Interest, net	24,647	10,201
Sprint sites integration costs	254	—
Straight-line revenues	(4,294)	(867)
Straight-line rent expense	7,124	1,062
Income tax expense (benefit)	37	(525)
Loss on early extinguishment of debt	21,102	—
Non-cash stock based compensation expense	(10)	318
(Gain) loss on sale of properties(2)	733	24
(Gain) loss on derivative instruments	(176)	—
Impairment of assets	124	—

Adjusted EBITDA(3)	$58,918	$31,667

(1) Depreciation, amortization and accretion includes $44.3 million and $17.4 million for the quarters ended March 31, 2006 and 2005, respectively, related to continuing operations; and $.2 million and $.2 million for the quarters ended March 31, 2006 and 2005, respectively, related to discontinued operations.

(2) (Gain) loss on sale of properties includes $.5 million and $.0 million for the quarters ended March 31, 2006 and 2005, respectively, related to continuing operations; and $.2 million and $.0 million for the quarters ended March 31, 2006 and 2005 related to discontinued operations.

(3) Diluted shares used in the calculation of Adjusted EBITDA per share are 70,530 for the quarter ended March 31, 2006 and 53,935 for the quarter ended March 31, 2005, respectively.

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Adjusted Funds From Operations

We believe Adjusted Funds From Operations, or AFFO, is an appropriate measure of the performance of REITs because it provides investors with an understanding of our ability to incur and service debt and make capital expenditures. AFFO, for our purposes, represents net income (computed in accordance with generally accepted accounting principles or GAAP), excluding depreciation, amortization and accretion on real estate assets; gain or loss on early extinguishment of debt, non-cash stock based compensation expense, Sprint sites integration costs, straight-line revenues, straight-line rent expense, gain or loss on sale of properties, gain or loss on derivative instruments and asset impairment charges.

AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. Our management uses AFFO:

•	in management reports given to our board of directors;

•	to provide a measure of our REIT operating performance that can be compared to other companies using AFFO; and

•	as an important measure of operating performance.

Growing AFFO on a per share basis is a key element of our growth strategy and our management team’s focus.

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Adjusted Funds From Operations is calculated as follows for the three months ended March 31, 2006 and 2005:

	Three Months Ended March 31,
	2006	2005
	(in thousands)
Net Income (Loss)	$(35,086)	$3,896

Real estate depreciation, amortization and accretion (1)	43,517	17,134
Sprint sites integration costs	254	—
Straight-line revenues	(4,294)	(867)
Straight-line rent expense	7,124	1,062
Loss on early extinguishment of debt	21,102	—
Non-cash stock based compensation expense	(10)	318
(Gain) loss on sale of properties (2)	733	24
(Gain) loss on derivative instruments	(176)	—
Impairment of assets	124	—

Adjusted Funds From Operations (3)	$33,288	$21,567

(1) Real estate depreciation, amortization and accretion includes $43.3 million and $16.9 million for the quarters ended March 31, 2006 and 2005, respectively, related to continuing operations; and $.2 million and $.2 million for the quarters ended March 31, 2006 and 2005 related to discontinued operations.

(2) (Gain) loss on sale of properties includes $.5 million and $.0 million for the quarters ended March 31, 2006 and 2005, respectively, related to continuing operations; and $.2 million and $0 million for the quarters ended March 31, 2006 and 2005, respectively, related to discontinued operations.

(3) Diluted shares used in the calculation of Adjusted EBITDA per share are 70,530 for the quarter ended March 31, 2006 and 53,935 for the quarter ended March 31, 2005.

Supplemental Unaudited Financial Information

For the three months ended March 31, 2006, and 2005, our revenue mix for the primary technology categories was as follows:

Revenue Percentage by Tenant Technology Type

	Percent of Revenues for the Three Months ended
	March 31, 2006	March 31, 2005
Technology Type
Telephony	79.7%	52.7%
Mobile radio	9.1	20.5
Paging	6.0	17.0
Broadcast	3.4	6.3
Wireless data and other	1.8	3.5

Total	100.0%	100.0%

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Capital expenditures, excluding acquisitions of towers and other communications sites, for the three months ended March 31, 2006 and 2005, were as follows:

Capital Expenditures

	Three Months Ended March 31,
	2006	2005
	(in thousands)
Maintenance	$394	$1,015
EBITDA enhancing (1)	4,921	1,305
Corporate	309	857

Total capital expenditures	$5,624	$3,177

(1)    EBITDA enhancing capital expenditures generally represent tower improvements to accommodate additional tenants or equipment, as well as the conversion of lit sites to satellite monitoring to reduce operating costs.

Our 2006 communication sites portfolio activity was as follows:

Tower Portfolio Activity

No. of Communication Sites	Owned	Managed	Total
As of January 1, 2006	10,267	694	10,961
Acquisitions	9	1	10
Dispositions, reclassifications and transfers to discontinued operations	(4)	(15)	(19)

As of March 31, 2006 (1)	10,272	680	10,952

(1) Included in continuing operations.

Source Global Signal Inc. 05/09/2006

/ Contact: Steven G. Osgood, Chief Financial Officer, Global Signal Inc., +1-941-308-3559/

/ Web site: http://www.gsignal.com/

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